[BDO Letterhead]

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.
Pearl River, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2008, relating to the consolidated financial statements of Hudson Technologies, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Valhalla, New York
August 21, 2008